                                                                EXHIBIT 10.28


                            CHANNEL PARTNER AGREEMENT

     THIS CHANNEL PARTNER AGREEMENT (the "Agreement") is entered into as of the 27th day of March, 2000, between Trans Union LLC, a Delaware limited liability company ("Trans Union"), and PRIMIS, Inc., a Georgia corporation ("PRIMIS").

                                    RECITALS

     A. Trans Union is engaged in providing consumer credit reporting and other services, including packaged settlement services, to lenders and others on a nationwide basis.

     B. PRIMIS is engaged in providing appraisals, home inspections, title services, flood determinations, energy audits and other related property information services to lenders and others on a nationwide basis.

     C. Trans Union and PRIMIS desire to promote each other's products and services and engage in certain joint or coordinated marketing and promotional activities on the terms and conditions set forth in this Agreement.

     D. In connection with this Agreement and in consideration for the marketing, promotional and other assistance or services to be provided by Trans Union from time to time hereunder, PRIMIS has agreed to issue to Trans Union a Warrant (as defined in Section 6 hereof) to purchase shares of Common Stock of PRIMIS.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

     1. MARKETING AND PROMOTION. From and after the Effective Date (as defined in Section 8):

     (a) Trans Union shall use its commercially reasonable best efforts to assist PRIMIS to market to PRIMIS's actual or potential clients a "bundled" set of services that will include services provided by Trans Union; PROVIDED, HOWEVER, that Trans Union shall not be required to provide any such assistance with respect to any clients of Trans Union or lenders or financial institutions to which Trans Union intends to actively market its own packaged settlement services.

     (b) Trans Union and PRIMIS shall use their commercially reasonable best efforts to create a mutual understanding of opportunities that are of priority interest for the other party and assist the other party to identify target clients, develop proposals, jointly or, in situations in which joint efforts are not practicable or appropriate, individually, and present such proposals to the potential or target clients to the extent such efforts relate to products and services that meet each party's overall price and quality criteria and are consistent with such party's organizational objectives as determined from time to time. Without limiting the generality of the foregoing, Trans

Union will use its commercially reasonable best efforts to assist PRIMIS to promote PRIMIS's "electronic collateral assessment" (ECA) valuation tool to Trans Union's customers to the extent the ECA meets Trans Union's overall price and quality criteria and such assistance is consistent with Trans Union's organizational objectives as determined from time to time.

         (c) Trans Union and PRIMIS shall use their commercially reasonable best efforts to develop a joint marketing and business development plan each year. Such plan shall be completed and approved by both parties within thirty (30) days prior to the end of the previous year.

     2. ADVERTISING AND PROMOTIONAL MATERIAL. Trans Union hereby consents to the reference to Trans Union as a client of PRIMIS in any marketing, advertising and promotional material of PRIMIS, including, without limitation, advertising in magazines, newspapers, flyers, brochures, radio or outdoor advertising, marketing presentations and related advertising materials and PRIMIS's web-site; PROVIDED, HOWEVER, that Trans Union shall have the opportunity to review any such materials that include a reference to Trans Union in advance and to approve them prior to their release, which approval shall not be unreasonably delayed or withheld.

     3. DISCLOSURE AND PUBLICITY.

         (a) PRIMIS PROSPECTUS. Trans Union hereby consents to the reference to Trans Union in the prospectus (which terms shall include any preliminary prospectus) to be used by PRIMIS in connection with its initial public offering and to the description of all relationships between PRIMIS and Trans Union in the prospectus; PROVIDED, HOWEVER, that Trans Union and its counsel shall be given reasonable opportunity to review and comment on such description before the registration statement of which the prospectus forms a part, or such prospectus, is filed with the Securities and Exchange Commission and approve such description, which approval shall not be unreasonably delayed or withheld. Nothing herein shall prevent PRIMIS from making any disclosure that, based on the written advice of counsel (a copy of which shall be delivered to Trans Union), it is required to make under applicable federal securities laws and regulations.

         (b) PRESS RELEASES. If PRIMIS and Trans Union shall deem appropriate to issue a press release regarding the relationship established by this Agreement, they shall cooperate with each other on the preparation of and shall approve the form and content of such press release. Any press release concerning the relationship established by this Agreement proposed by either party during the term hereof shall be subject to the other party's approval, which approval shall not be unreasonably delayed or withheld.

     4. JOINT RELATIONSHIPS WITH THIRD PARTY SUPPLIERS. From and after the Effective Date and subject to all applicable law, including, without limitation, the federal Real Estate Settlement Procedures Act (12 USC 2601 ET SEQ.) and all regulations enacted thereunder ("RESPA"), PRIMIS and Trans Union shall use their commercially reasonable best efforts to establish joint relationships with third party suppliers of property data and to develop additional or enhanced "bundled" services combining such third party data with property information services from PRIMIS and Trans Union for particular segments of the property information services market to the extent such efforts relate to services that meet each party's overall price and quality criteria and are consistent with such party's organizational objectives as determined from time to time; PROVIDED, HOWEVER, that neither party hereto shall be required to enter into any exclusive relationship with any third party. From and after the Effective Date, PRIMIS and Trans Union shall use their commercially reasonable best efforts to jointly develop a "bundled" set of services for the "real estate owned" (REO) segment incorporating data from a third party supplier, PRIMIS's valuation tools and credit reports and related information from Trans Union to the extent such set of services meets each party's overall price and quality criteria and is consistent with such party's organizational objectives as determined from time to time; subject, however, to all applicable law including, without limitation, RESPA.

     5. QUARTERLY REVIEW MEETINGS. From and after the Effective Date, Trans Union and PRIMIS shall meet no less frequently than quarterly to review the status of joint marketing projects and other initiatives under this Agreement and to consider additional areas of cooperation.

     6. ISSUANCE OF WARRANT; REGISTRATION RIGHTS AGREEMENT. In consideration of Trans Union's marketing, promotional and other assistance and services hereunder, PRIMIS agrees that, upon the closing of the initial public offering of Common Stock, provided that this Agreement has not been terminated by PRIMIS pursuant to Section 8(b) prior to such time, PRIMIS will issue to Trans Union a warrant (the "Warrant") to purchase 190,875 shares of Common Stock (as adjusted for a 1.8622-for-1 stock split to be effected as a stock dividend concurrently with the initial public offering of Common Stock of PRIMIS), and otherwise on the terms and conditions set forth on EXHIBIT A hereto. Concurrently with the issuance of the Warrant, PRIMIS and Trans Union shall enter into the Registration Rights Agreement (the "Registration Rights Agreement"), a form of which is attached as EXHIBIT B hereto.

     7. NONSOLICITATION.

         (a) Trans Union and PRIMIS agree that if, during the term of this Agreement, one of them is engaged by the other as a subcontractor ("Subcontractor Partner") in providing services to a customer ("Customer"), then the Subcontractor Partner shall not directly solicit the business of Customer, either during the course of providing those subcontracted services, or for one hundred and eighty (180) days after the termination of such subcontracted services. Likewise, if either Trans Union or PRIMIS originates a sales call with a prospective customer and invites the other party hereto (the "Invitee") to participate in such sales call, the Invitee agrees that it will neither solicit nor accept business directly from any such prospective customer to the detriment of the business arrangement proposed at that sales call; furthermore, the Invitee will in good faith offer reasonable assistance to help secure the proposed business arrangement for both parties hereto, for a one hundred and eighty (180) day period after the sales call. Should a client or proposed client of either PRIMIS or Trans Union reject the inclusion of the services of the other party hereto in any business arrangement, then the party with whom the client or proposed client wishes to contract shall be free to contract with that client.

         (b) The parties hereto agree that the covenants and agreements contained in this Section 7 are reasonable and necessary to protect and preserve the interests and business of the parties; that irreparable loss and damage will be suffered by a party hereto should the other party breach any of such covenant and agreements; that each of such covenants and agreements is separate, distinct and severable from the other and remaining provisions of this Agreement; that the unenforceability of any other such covenant or agreements or any other provision or provisions of this Agreement; and that, in addition to other remedies available to it, each party hereto shall be entitled to specific performance of this Agreement and to both temporary and permanent injunctions without the necessity of posting bond to prevent a breach or contemplated breach by the other party of any of such covenants or agreements.

     8. TERM AND TERMINATION. Subject to the provisions for early termination hereinafter provided, this Agreement shall be for a term of three (3) years commencing on the closing of the initial public offering of Common Stock (the "Effective Date"; except that the provisions of Sections 3(a) shall take effect upon the execution and delivery of this Agreement). Either party (a non-defaulting party) may terminate this Agreement immediately upon the occurrence of any of the following events:

         (a) failure by PRIMIS to issue the Warrant and to execute and deliver the Registration Rights Agreement by June 15, 2000;

         (b) a material failure by the other party to observe or perform any material covenant or obligation under this Agreement, or the material breach of any representation or warranty made herein by the other party, and the continuation of such failure or breach for a period of thirty (30) days after notice of such failure or breach has been given by the non-defaulting party;

         (c) the other party admitting its inability to pay its debts as they mature or making of an assignment for the benefit of creditors;

         (d) the commencement of proceedings by or against the other party in bankruptcy, or for corporate reorganization, or for the readjustment of debts under laws relating to bankruptcy or for the relief of debtors now or hereafter existing, and, in the case of proceedings commenced against such party, the failure to discharge such proceedings within sixty (60) days of their commencement; or

         (e) the appointment of a receiver or trustee for the other party or a substantial part of the other party's assets or the institution of any proceedings for the dissolution or the full or partial liquidation of the other party, which proceedings shall not have been discharged within thirty (30) days of their commencement.

     9. REPRESENTATIONS AND WARRANTIES OF PRIMIS. PRIMIS hereby represents and warrants to Trans Union as follows:

         (a) PRIMIS is a corporation duly organized, validly existing and in good standing the laws of the State of Georgia, and has the full corporate power and authority (i) to own and use its properties, (ii) to transact the business in which it is engaged and (iii) to execute, deliver and perform this Agreement.

         (b) The execution, delivery and performance of this Agreement, the Warrant and the Registration Rights Agreement by PRIMIS has been duly authorized by all necessary corporate action and will not violate any provision of its organizational documents or constitute a material breach or violation of or default under, or require the consent of any other person under, any material agreement including, without limitation, the Second Amended and Restated Registration Rights Agreement dated as of June 16, 1998, to which PRIMIS is a party or is otherwise bound.

         (c) This Agreement constitutes and, upon the execution and delivery thereof by PRIMIS as contemplated herein, the Warrant and the Registration Rights Agreement will constitute, the valid and binding obligations of PRIMIS enforceable against PRIMIS in accordance with their respective terms.

     10. MISCELLANEOUS.

         (a) INDEPENDENT CONTRACTOR; NON-EXCLUSIVITY. Nothing in this Agreement shall be construed to create a relationship of partnership or joint venture between the parties and, to the extent Trans Union and PRIMIS perform services for each other under this Agreement, each of Trans Union and PRIMIS shall be independent contractors with respect to the conduct of their respective businesses. Nothing contained in this Agreement shall be construed to prohibit Trans Union and PRIMIS from obtaining services from or entering into any relationship with any other person during the term of this Agreement.

         (b) SCHEDULES AND EXHIBITS. Any Schedules and Exhibits attached hereto are an integral part of this Agreement and reference to this Agreement shall be deemed to include any such Schedules and Exhibits.

         (c) SEVERABILITY. If any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and each provision of this Agreement shall be enforced to the fullest extent permitted by law.

         (d) WAIVER. No waiver of a breach of any provision of this Agreement shall be effective unless given in writing by the party from which the waiver is sought. No waiver by any party of a breach of any provision of this Agreement by the other party shall operate or be construed as a waiver of any subsequent breach of such provision by such other party or of any breach of any other provision of this Agreement.

         (e) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, including delivery by courier or overnight delivery service, or on the date delivered by facsimile (with receipt confirmed electronically), or three (3) days following the date when deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, in each case addressed as follows:

                  If to PRIMIS:

                  PRIMIS, Inc.
                  11475 Great Oaks Way, Suite 320
                  Alpharetta, GA  30022
                  Attn: Chief Legal Officer
                  Telephone: 770-777-8600
                  Facsimile: 770-777-8922

                  If to Trans Union:

                  Trans Union LLC
                  555 West Adams Street
                  Chicago, IL  60661
                  Attn:  General Counsel
                  Telephone:  (312) 466-7774
                  Facsimile:  (312) 466-7986

or to such other address as either party shall notify the other as provided herein.

         (f) BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of Trans Union and PRIMIS and their respective successors and permitted assigns. Neither party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party.

         (g) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to the conflicts of laws provisions thereof.

         (i) ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire agreement between the parties hereto with respect to the services to be provided hereunder and supersedes all prior and contemporaneous agreements and understandings with respect thereto. No modifications or amendments of this Agreement shall be valid or effective unless in writing executed by both parties hereto.

         (j) COSTS OF ENFORCEMENT. In the event any legal action is taken by either party against the other party to enforce any of the terms and provisions of this Agreement, the unsuccessful party to such action shall pay to the prevailing party therein all court costs, reasonable attorneys' fees and expenses incurred by the prevailing party.

         (k) INTERPRETATION. This Agreement is a contract of Trans Union acting through its Resources and Property Management Division; shall be interpreted solely with respect to the

Resource and Property Management Division and no other division or business unit of Trans Union; and any performance obligation of Trans Union under this Agreement shall be considered a performance obligation of the Resource and Property Management Division and no other division or business unit of Trans Union.

         (l) REPRESENTATIONS AND WARRANTIES OF TRANS UNION. This Agreement constitutes and, upon the execution and delivery thereof by Trans Union as contemplated herein, the Registration Rights Agreement will constitute, valid and binding obligations of Trans Union enforceable against Trans Union in accordance with their respective terms.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                             PRIMIS, INC.

                             By:
                                -----------------------------------------------
                                Name:
                                Title:


                             TRANS UNION LLC


                             By:
                                -----------------------------------------------
                                Name:
                                Title:

THIS WARRANT AND SHARES ISSUABLE ON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS BY REASON OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR LAWS.

                                     WARRANT

                        To Purchase Up To 190,875(1) Shares
                               of Common Stock of

                                  PRIMIS, INC.

     For value received, PRIMIS, INC., a Georgia corporation (the "Corporation"), hereby grants to TRANS UNION LLC, a Delaware limited liability company ("Trans Union"), or its registered assigns, the right to subscribe for and purchase, from time to time during the Effective Period, up to 190,875 shares of duly authorized, validly issued, fully paid and non-assessable Common Stock of the Corporation, at the Warrant Price, subject to adjustment as hereinafter provided, upon the terms and subject to the conditions hereinafter set forth.

     1. DEFINITIONS. For the purposes of this Warrant, the following terms have the following meanings:

     "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia are required by law to close.

     "Channel Partner Agreement" shall mean that certain Channel Partner Agreement, dated March 27, 2000, between Trans Union and the Corporation.

     "Common Stock" shall mean the Corporation's Common Stock, par value $0.01 per share, and, in the case of a reclassification, recapitalization or other similar change in such Common Stock or in the case of a consolidation or merger of the Corporation with or into another Person, such consideration to which a holder of a share of Common Stock would have been entitled upon the occurrence of such event.

     "Corporation" shall mean PRIMIS, Inc., a Georgia corporation, and its successors and assigns.


---------------------------
1 Adjusted for a 1.8622-for-1 stock split to be effected in the form of a stock dividend concurrently with the Corporation's initial public offering.

     "Effective Period" shall mean the period beginning on the date of issuance hereof and ending at 5:00 p.m. Eastern Standard Time on the tenth anniversary of the closing of the PRIMIS IPO.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar Federal statute then in effect.

     "Exercise Date" shall mean the date on which an exercising Holder has submitted to the Corporation this Warrant and the subscription form attached hereto as EXHIBIT A and, if applicable, has paid the Warrant Price as required by Section 3.3.1 hereof.

     "Fair Market Value" of a share of Common Stock as of any date shall mean, as of any date, the average of the closing prices of Common Stock for the twenty
(20) consecutive Trading Days next preceding the date five (5) Business Days prior to the date in question. The closing price for each day shall be:

     (i) the average of the closing sale price or, in the absence of a closing sale price, the highest bid and lowest asked prices of one share of Common Stock quoted in the Nasdaq National Market System or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted; or

     (ii) if not quoted as described in clause (i), the average of the highest bid and lowest offered quotations for one share of Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and offered quotations for Common Stock on at least five (5) of the twenty (20) consecutive Trading Days next preceding the date five (5) days prior to the date in question; or

    (iii) if the Common Stock is listed or admitted for trading on any national securities exchange, the last sale price, or the closing bid price if no sale occurred, of one share of Common Stock on the principal securities exchange on which the Common Stock is listed or admitted for trading.

If none of the conditions set forth above is met, the closing price of one share of Common Stock on any day or the average of such closing prices for any period shall be the Fair Market Value of Common Stock for such day or period as determined by a member firm of the New York Stock Exchange selected by the Corporation and approved by the Holder. If the Corporation and the Holder are unable to agree on the selection of a member firm, then the issue of selection of a member firm shall be submitted to the American Arbitration Association.

     "Holder" shall mean Trans Union, as the original registered holder of this Warrant, and any registered transferee of a Holder.

     "Person" shall mean an individual, corporation, partnership, trust, unincorporated association, limited liability company, limited liability partnership, government organization or agency or political subdivision thereof, sole proprietorship or any other form of entity not specifically listed herein.

     "PRIMIS IPO" shall mean an initial offering of Common Stock to the general public which is effected pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar Federal statute then in effect.

     "Stock" shall include any and all shares, interests or other equivalents (however designated) of, or participations in, the capital stock of the Corporation of any class.

     "Subsidiary" shall mean any corporation at least 50% of whose outstanding capital stock shall at the time be owned directly or indirectly by the Corporation or by one or more Subsidiaries or by the Corporation and one or more Subsidiaries.

     "Trading Day" shall mean, with respect to the Common Stock: (i) if the Common Stock is quoted on the Nasdaq National Market System, any similar system of automated dissemination or quotations of securities prices, or the National Quotation Bureau Incorporated, each day on which quotations may be made on such system; or (ii) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business; or (iii) if shares of the Common Stock are not quoted on any system or listed or admitted for trading on any securities exchange, a Business Day.

     "Warrant" shall mean this Warrant.

     "Warrant Price" shall initially mean the price per share at which shares of Common Stock are sold to the public in the PRIMIS IPO, and thereafter such other prices as shall result from the adjustments specified in Section 5 hereof.

     "Warrant Shares" shall initially mean One Hundred Ninety Thousand Eight Hundred and Seventy-Five (190,875) shares of Common Stock and thereafter such number of shares of Common Stock as shall result from the adjustments specified in Section 5 hereof.

     2. DURATION. Subject to the vesting provisions of Section 3.1 hereof, the right to exercise this Warrant to subscribe for and purchase shares of Common Stock shall commence on date hereof and shall expire at the end of the Effective Period.

     3. VESTING; METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT; TRANSFER AND EXCHANGE.

     3.1 During the Effective Period, the Holder hereof may exercise this Warrant only to the extent that the Warrant Shares have vested. Subject to the accelerated vesting provisions in this Section 3.1, the Warrant Shares shall vest one hundred eighty (180) days after the date of the closing of the PRIMIS IPO provided that the Channel Partner Agreement has not been terminated by the Corporation pursuant to Section 8(b) thereof on or prior to such date.

     Notwithstanding the foregoing, all Warrant Shares shall immediately vest upon the occurrence of a Change in Control of the Corporation. For purposes hereof, the term "Change in Control" shall mean:

          (i) The acquisition (other than from the Corporation) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Corporation or any employee benefit plan of the Corporation which acquires beneficial ownership of voting securities of the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of Common Stock or the combined voting power of the Corporation's then outstanding voting securities entitled to vote generally in the election of directors;

          (ii) Individuals who, as of the date hereof, constitute the Board of Directors of the Corporation (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Warrant, considered as though such person were a member of the Incumbent Board; or

          (iii) Approval by the shareholders of the Corporation of (A) a reorganization, merger or consolidation, in each case, with respect to which persons who were the shareholders of the Corporation immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the outstanding Common Stock or combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Corporation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of such Common Stock or combined voting power, (B) a liquidation or dissolution of the Corporation or (C) the sale of all or substantially all of the assets of the Corporation.

         3.2 Subject to Section 3.1 hereof, the Holder hereof may exercise this Warrant, in whole or in part, by delivery to the Corporation at its office at 11475 Great Oaks Way, Suite 320, Alpharetta, Georgia 30022, Attention: Chief Legal Officer (or such other address as the Corporation may specify to Holder from time to time), of (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (ii) payment of the Warrant Price in the manner provided in Section 3.3 and (iii) this Warrant. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as EXHIBIT A, duly executed by Holder or its agent or attorney. In the event of any exercise of the rights represented by this Warrant, (i) certificates for the shares of Common Stock so purchased shall be dated the date of such exercise and delivered within a reasonable time, not exceeding 15 days after such exercise, to or upon the written order of the Holder and in such name or names as Holder may designate, and the Holder hereof shall be deemed for all purposes to be the Holder of the shares of Common Stock so purchased as of the date of such exercise, and (ii) unless this Warrant has expired, this Warrant shall be returned to the Holder hereof within such time with a notation made on
SCHEDULE I attached to this Warrant as to the number of shares of Common Stock for which this Warrant was exercised, the exercise date, and the number of shares of Common Stock which remain issuable pursuant thereto.

     3.3 The Warrant Price may be paid by any of the following methods, or any combination thereof, as specified in the subscription form appearing at the end of this Warrant as EXHIBIT A:

         3.3.1 Cash payment of an amount equal to the product of the Warrant Price and the number of shares of Common Stock to be purchased, made either by
(i) wire transfer to an account in a bank located in the United States designated for such purpose by the Corporation or (ii) delivery of a certified or official bank check.

         3.3.2 By delivering to the Corporation shares of Common Stock already held by the Holder, duly endorsed for transfer, having a Fair Market Value on the Exercise Date equal to the aggregate Warrant Price for the Warrant Shares as to which the Warrant is being exercised.

         3.3.3 In a broker-assisted transaction, by delivering to the Corporation a copy of irrevocable instructions to a broker to deliver promptly to the Corporation an amount of sale proceeds from the sale of Warrant Shares equal to the aggregate Warrant Price for the Warrant Shares as to which the Warrant is being exercised.

         3.4 The Corporation will, at its own expense, from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents, orders and approvals of governmental agencies and authorities which are or become required or necessary so that any Common Stock, immediately upon its issuance upon the exercise of this Warrant, will be listed on each securities exchange or listing or quotation services, if any, on which Common Stock of the Corporation is then listed.

     4. STOCK FULLY PAID; RESERVATION OF SHARES.

         4.1 The Corporation covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and non-assessable and free from all taxes, liens and charges with respect to issuance. The Corporation further covenants and agrees that during the Effective Period, the Corporation will at all times have authorized and reserved for the purpose of the issue upon exercise of this Warrant a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. If the Warrant Price is at any time less than the par value of the Common Stock, the Corporation also covenants and agrees to cause to be taken such action (whether by decreasing the par value of the Common Stock, the conversion of the Common Stock from par value to no par value, or otherwise) as will permit the exercise of this Warrant and the issuance of the Common Stock without any additional payment by the Holder hereof (other than payment of the Warrant Price and applicable transfer taxes, if any), which Common Stock, upon such issuance, will be fully paid and non-assessable.

         4.2 The Corporation shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against impairment. Without limiting the generality of the foregoing, the Corporation will (a) not increase the par value of any shares of Common Stock above the amount payable therefor upon the exercise of this Warrant immediately prior to such increase in par value and (b) take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant.

     5. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise of this Warrant and the amount of the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events as follows:

         5.1 RECAPITALIZATION, REORGANIZATION, RECLASSIFICATION, CONSOLIDATION OR MERGER. In case of any recapitalization or reorganization of the Corporation or any reclassification or change of outstanding Stock issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Corporation with or into another corporation (other than a merger with another corporation in which the Corporation is the surviving corporation and which does not result in any reclassification or change (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) of outstanding Stock issuable upon exercise of this Warrant), the Holder of this Warrant shall be entitled to receive, upon exercise of this Warrant, the kind and the highest amount of shares of Stock, other securities, money and property receivable upon such recapitalization, reorganization, reclassification, change, consolidation or merger by a Holder of one share of Common Stock as if this Warrant had been exercised immediately prior to such recapitalization, reorganization, reclassification, change, consolidation or merger. The provisions of this Section 5.1 shall similarly apply to successive recapitalizations, reorganizations, reclassifications, changes, consolidations and mergers.

         5.2 SUBDIVISION OR COMBINATION OF SHARES. If the Corporation, at any time while this Warrant is outstanding, shall subdivide or combine any class or classes of its Common Stock, the Warrant Price shall be proportionately reduced, in case of subdivision of shares, to reflect the increase in the total number of shares of Common Stock outstanding as a result of such subdivision, as at the effective date of such subdivision, or if the Corporation shall take a record of holders of any class or classes of its Common Stock for the purpose of so subdividing, as at the applicable record date, whichever is earlier, or shall be proportionately increased, in the case of combination of shares, to reflect the reduction in the total number of shares of Common Stock outstanding as a result of such combination, as at the effective date of such combination or, if the Corporation shall take a record of holders of any class or classes of its Common Stock for the purpose of so combining, as at the applicable record date, whichever is earlier.

         5.3 STOCK DIVIDENDS. If the Corporation, at any time while this Warrant is outstanding, shall pay a dividend in, or make any other distribution of, Common Stock, the Warrant Price shall be adjusted, as at the date the Corporation shall take a record of the holders of such class or classes of Common Stock, for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the Warrant Price in effect immediately prior to the record date (or if no such record is taken, then immediately prior to such payment or other distribution), by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution (plus, in the event that the Corporation paid cash for fractional shares, the number of additional shares which would have been outstanding had the Corporation issued fractional shares in connection with said dividends).

         5.4 TREASURY SHARES. In making any adjustments in the Warrant Price hereinbefore provided in this Section 5, the number of shares of Common Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Corporation or any of its Subsidiaries.

         5.5 OTHER ACTION AFFECTING COMMON STOCK. In case after the date hereof the Corporation shall take any action affecting its Common Stock, other than an action described in any of the foregoing Sections 5.1 through 5.3, inclusive, and the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of this Section 5, then the Warrant Price and the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be adjusted in such manner as the Board of Directors of the Corporation shall in good faith determine to be equitable in the circumstances.

         5.6 ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment in the Warrant Price pursuant to any provision of Section 5.2 or 5.3, the number of shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of such shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter. If the Corporation shall be in default under any provision contained in the last sentence of Section 4.2 of this Warrant so that such shares, upon issuance, would not be validly issued under applicable law at the Warrant Price adjusted in accordance with this Section 5, the adjustment of shares provided in the foregoing sentence shall nonetheless be made and the Holder of this Warrant shall be entitled to purchase such greater number of shares at the lowest price at which such shares may be validly issued under applicable law. Such exercise shall not constitute a waiver of any claim arising against the Corporation by reason of its default under Section 4.2 of this Warrant.

     6. NOTICE OF ADJUSTMENTS. Whenever the Warrant Price or number of shares of Common Stock purchasable upon exercise of this Warrant shall be adjusted pursuant to Section 5 hereof, the Corporation shall cause the independent accounting firm then regularly engaged by it to report on its financial statements to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Corporation made any determination hereunder), and the Warrant Price and number of shares of Common Stock purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail postage prepaid) to the Holder of this Warrant promptly after each adjustment.

     7. RESTRICTIONS ON TRANSFERABILITY. Subject to compliance with this Section 7, this Warrant may be transferred on the books of the Corporation by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at the principal office of the Corporation, properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Subject to compliance with this Section 7, this Warrant is exchangeable at the aforesaid principal office of the Corporation for warrants for the purchase of the same aggregate number of shares of Common Stock, each new warrant to represent the right to purchase such number of shares of Common Stock as the Holder hereof shall designate at the time of such exchange. All warrants issued on transfers or exchanges shall be dated the date hereof and shall be identical with this Warrant except as to the number of shares of Common Stock issuable pursuant hereto.

         7.1 The Warrant and the Warrant Shares issued upon exercise of the Warrant shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this Section 7 (unless transferred or assigned pursuant to Section 8), which conditions are intended to ensure compliance with the provisions of the Securities Act and state securities or "blue sky" laws with respect to the transfer, hypothecation or assignment of the Warrant or any Warrant Shares. Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 7.

         7.2 Prior to any transfer, hypothecation or assignment or attempted transfer, hypothecation or assignment of the Warrant or any Warrant Shares issued upon exercise of the Warrant, the Holder of such Warrant or Warrant Shares shall give ten (10) days prior written notice (a "Transfer Notice") to the Corporation of such Holder's intention to effect such transfer, hypothecation or assignment, describing the manner and circumstances of the proposed transfer, hypothecation or assignment, and provide the Corporation with a written opinion of counsel addressed to the Corporation that the proposed transfer, hypothecation or assignment of the Warrant or such Warrant Shares may be effected without registration under the Securities Act and applicable state securities or "blue sky" laws. After receipt of the Transfer Notice and written opinion, the Corporation shall, within five (5) days thereof, so notify the Holder of the Warrant or such Warrant Shares in writing and such Holder shall thereupon be entitled to transfer, hypothecate or assign the Warrant or Warrant Shares, in accordance with the terms of the Transfer Notice. The Holder of the Warrant or such Warrant Shares, as the case may be, giving the Transfer Notice shall not be entitled to transfer the Warrant or such Warrant Shares until receipt of notice from the Corporation under this Section 7.2.

     8. REGISTRATION RIGHTS. The Holder of this Warrant shall be entitled to the rights, privileges and benefits set forth in the Registration Rights Agreement dated as of the date hereof between the initial Holder of this Warrant and the Corporation.

     9. AMENDMENT AND WAIVER. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Corporation and the Holder.

     10. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

     11. REPLACEMENT. On receipt of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant and in the case of loss, theft or destruction, on delivery of an indemnity agreement or bond reasonably satisfactory in form and amount to the Corporation or, in the case of mutilation, on surrender and cancellation of this Warrant the Corporation, at its expense, will execute and deliver in lieu of this Warrant a new warrant of like tenor.

     12. SPECIFIC PERFORMANCE. The Holder shall have the right to specific performance by the Corporation of the provisions of this Warrant. The Corporation hereby irrevocably waives, to the extent that it may do so under applicable law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Corporation for specific performance of this Warrant by the Holder.

Dated:  ________, 2000                  PRIMIS, INC.

                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:


Attest:


----------------------------------
Secretary

                                                                      SCHEDULE I

                          SCHEDULE OF WARRANT EXERCISE


                          NUMBER OF WARRANT                NUMBER OF WARRANT
EXERCISE DATE             SHARES BEING EXERCISED           SHARES REMAINING


                                                                       EXHIBIT A

                                SUBSCRIPTION FORM

                 [To be executed only upon exercise of Warrant]

                              Cash Exercise Method

     The undersigned registered owner of the attached Warrant irrevocably exercises, by the Cash Exercise Method in accordance with Section 3.3.1 of the Warrant, the attached Warrant for the purchase of _______ shares of Common Stock, $0.01 par value, of PRIMIS, INC. (the "Corporation") and herewith makes payment therefor, to the order of the Corporation in the amount of $___________ as payment of the aggregate Warrant Price in accordance with the terms set forth in Section 3.3.1.

                       Delivery of Shares Exercise Method

     The undersigned registered owner of the attached Warrant irrevocably exercises, by the Delivery of Shares Exercise Method in accordance with Section
3.3.2 of the Warrant, the attached Warrant for the purchase of _______ shares of Common Stock, $0.01 par value, of the Corporation, and makes payment as follows:

     (a) The Warrant Price on the Exercise Date:                 .
                                                -----------------

     (b) The Fair Market Value of a shares of Common Stock on the Exercise Date:
                             .
         --------------------

     (c) The number of shares of Common Stock, duly endorsed for transfer, being
         delivered by the Holder herewith:                     .
                                          ---------------------

                   Broker-Assisted Transaction Exercise Method

     The undersigned registered owner of the attached Warrant irrevocably exercises, by the Broker-Assisted Transaction Exercise Method in accordance with
Section 3.3.4 of the Warrant, the attached Warrant for the purchase of _______ shares of Common Stock, $0.01 par value, of the Corporation, and makes payment as follows:

     (a)  The Warrant Price on the Exercise Date:                .
                                                ----------------

     (b)                 Warrant Shares to be delivered to the following broker:
          ----------------
                         .
          -------------------------

     (c) Attached hereto are irrevocable instructions to the foregoing broker to deliver to the Corporation an amount of sale proceeds from the sale of

          Warrant Shares delivered to said broker in accordance herewith equal to the aggregate Warrant Price for the Warrant Shares being purchased hereunder.

                              Issuance Instructions

     The undersigned requests that a certificate for such Common Stock be
registered in the name of                 whose address is                 and
                          ---------------                 -----------------
that such certificate be delivered to whose address is                . If such
                                                      ----------------
number of shares of Common Stock is less than all of the shares of Common Stock which may be purchased upon the exercise of the Warrant, the undersigned hereby requests that a new Warrant representing the remaining balance of this Warrant
be registered in the name of                 whose address is
                            ----------------                 ------------------
and that such Warrant be delivered to                 whose address is
                                      ---------------                 ---------.

                               ------------------------------
                               Name of Registered Owner


                               ------------------------------
                               Signature of Registered Owner


                               ------------------------------

                               ------------------------------
                               Address


                               ------------------------------


                               ------------------------------
                               Federal ID Number

                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT is entered into as of the _____ day of ______, 2000, by and between PRIMIS, INC., a Georgia corporation (the "Corporation"), and TRANS UNION LLC, a Delaware limited liability company ("Trans Union").

                              PRELIMINARY STATEMENT

         The Corporation has issued to Trans Union a warrant (the "Warrant"), dated the date hereof, pursuant to which Trans Union has the right to purchase a number of shares of Common Stock (such shares of Common Stock, as adjusted pursuant to the provisions of Section 5 of the Warrant, being referred to hereinafter as the "Shares").

         Pursuant to the Warrant, the Corporation has agreed to extend certain registration rights to Trans Union with respect to the Shares. In consideration of the premises and mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

     Section 1.1 DEFINITIONS. For purposes of this Agreement, capitalized terms used and not defined elsewhere herein shall have the following meanings:

     "ACT" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under the Act, as they each may, from time to time, be in effect.

     "COMMISSION" means the Securities and Exchange Commission, or any other Federal agency at the time administering the Act.

     "COMMON STOCK" means the shares of common stock, $0.01 par value, of the Corporation.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under the Exchange Act, as they each may, from time to time, be in effect.

     "HOLDER" means Trans Union, any original registered holder of Registrable Securities, and any registered transferee of a Holder.

     "WARRANT" means the Warrant, dated the date hereof, issued by the Corporation to Trans Union.

     "REGISTRABLE SECURITIES" means (i) the Shares, and (ii) any other shares of Common Stock of the Corporation issued in respect of the Shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events).

                                   ARTICLE 2.

                                 CAPITALIZATION

     Section 2.1 CAPITALIZATION. The Corporation represents and warrants to Trans Union that, on the date hereof, the authorized and issued and outstanding shares of capital stock of the Corporation are as set forth on Schedule I hereto.

                                   ARTICLE 3.

                               REGISTRATION RIGHTS

     Section 3.1 OPTIONAL REGISTRATIONS. If at any time or times after the date hereof, the Corporation shall determine to register any of its Common Stock or securities convertible into or exchangeable or exercisable for Common Stock under the Securities Act (whether in connection with a public offering of securities by the Corporation (a "primary offering"), a public offering thereof by shareholders (a "secondary offering"), or both, but not in connection with the Corporation's initial primary offering or a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule or regulation of the Commission under the Securities Act is applicable), it agrees to do the following:

     (a) The Corporation shall promptly give written notice of registration under this Section 3.1 to the Holders and will use its best efforts to effect the registration under the Securities Act of all Registrable Securities for which the Holders may request registration in a writing delivered to the Corporation within thirty (30) days after receipt of such notice from the Corporation; PROVIDED, HOWEVER, that in the case of the registration of Common Stock by the Corporation in connection with an underwritten public offering, the Corporation shall not be required to register Registrable Securities of the Holders in excess of the amount, if any, of Common Stock which the principal underwriter of an underwritten offering shall reasonably and in good faith agree in writing to include in such offering.

     (b) If any Registrable Securities are not to be registered pursuant to this
Section 3.1 because the number of Registrable Securities for which registration has been requested by the Holders pursuant to paragraph (a) above exceeds the amount of Registrable Securities which the principal underwriter of an underwritten offering shall reasonably and in good faith agree in writing to include in such offering, the Holders who have requested participation shall be entitled to participate in such registration and offering in accordance with
Section 10 of the Second Amended and Restated Registration Rights Agreement dated as of June 16, 1998 between the Corporation and certain shareholders.

     (c) All expenses of the registration and offering and the reasonable fees and expenses of not more than one independent counsel for the Holders shall be borne by the Corporation, except that the Holders shall bear underwriting commissions attributable to their Registrable Securities being registered and transfer taxes on Registrable Securities being sold by such Holders.

     (d) Without in any way limiting the types of registrations to which this
Section 3.1 shall apply, in the event that the Corporation shall effect a "shelf registration" under Rule 415 promulgated under the Securities Act or any other similar rule or regulation ("Rule 415"), the Corporation shall take all necessary action, including, without limitation, the filing of post-effective amendments, to permit the Holders to include their shares in such registration in accordance with all of the terms of this Section 3.1.

     Section 3.2 SELECTION OF UNDERWRITER. In the case of any registration effectuated through an underwritten offering, the Corporation shall have the right in its sole discretion to designate the managing underwriter or underwriters, and each Holder whose Registrable Securities are registered for sale through such underwritten offering shall enter into an underwriting agreement in form and on terms customary for such transactions.

     Section 3.3 STAND OFF AGREEMENT. Each Holder of Registrable Securities, if requested by the Corporation and an underwriter of Common Stock or other securities of the Corporation, shall agree not to sell or otherwise transfer or dispose of any Registrable Securities or other securities of the Corporation held by such Holder for a specified period of time (not to exceed 180 days) following the effective date of a Registration Statement, provided all persons holding not less than the number of shares of Common Stock held by such Holder (including shares of Common Stock issuable upon the conversion of Shares, or other convertible securities, or upon the exercise of options, warrants or rights) enter into similar agreements. Such agreements shall be in writing in a form satisfactory to the Corporation and such underwriter. The Corporation may impose stop-transfer instructions with respect to the Registrable Securities or other securities subject to the foregoing restriction until the end of the standoff period.

     Section 3.4 FURTHER OBLIGATIONS OF THE CORPORATION. Whenever under the preceding sections of this Article 3 the Corporation is required to register Registrable Securities, it agrees that it shall also do the following:

     (a) Use its best efforts diligently to prepare for filing with the Commission a registration statement and such amendments and supplements to said registration statement and the prospectus used in connection therewith as may be necessary to keep said registration statement effective and to comply with the provisions of the Securities Act with respect to the sale of securities covered by said registration statement for the period necessary to complete the proposed public offering (but not in excess of 180 days);

     (b) Furnish to each selling Holder such copies of each preliminary and final prospectus and such other documents as such Holder may reasonably request to facilitate the public offering of his or its Common Stock; and

     (c) Use its best efforts to register or qualify the Common Stock covered by said registration statement under the securities or "blue-sky" laws of such jurisdictions as any selling Holder may reasonably request, provided that the Corporation shall not be required to register in any states which require it to qualify to do business or subject itself to general service of process.

     Section 3.5 FORM S-3 REGISTRATION. If the Corporation becomes eligible to use Form S-3 under the Securities Act or a comparable successor form, the Corporation shall use its best efforts to continue to qualify at all times for registration on Form S-3 or such successor form. At any time after the Corporation becomes eligible to use Form S-3 or such successor form, the

Holders of an aggregate of not less than ten percent (10%) of Registrable Securities then outstanding and held by the Holders shall have the right to request and have effected a registration of shares of Registrable Securities on Form S-3 or such successor form for a public offering of shares of Registrable Securities so long as at least 20,000 shares of Registrable Securities (as adjusted for stock splits, stock dividends, recapitalizations or similar events) are proposed to be included in such registration (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by such Holder or Holders). The Corporation shall not be required to cause a registration statement requested pursuant to this Section 3.5 to become effective prior to ninety (90) days following the effective date of a registration statement initiated by the Corporation, if the Corporation gives written notice, made in good faith, to the Holders of Registrable Securities to the effect that the Corporation is commencing to prepare a Corporation initiated registration statement (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable); PROVIDED, HOWEVER, that the Corporation shall use its best efforts to achieve such effectiveness promptly following such ninety (90) day period if the request pursuant to this Section
3.5 has been made prior to the expiration of such ninety (90) day period. The Corporation may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed sixty (60) days, if the Corporation has been advised by legal counsel that such filing would require the disclosure of a material transaction or other factor and the Corporation determines reasonably and in good faith that such disclosure would have a material adverse effect on the Corporation. The Corporation shall give notice to all Holders of the receipt of a request for registration pursuant to this
Section 3.5 and shall provide a reasonable opportunity for such Holders to participate in the registration. Subject to the foregoing, the Corporation will use its best efforts to effect promptly the registration of all Registrable Securities on Form S-3 or such successor form to the extent requested by the Holder or Holders thereof for purposes of disposition. If so requested by any Holder in connection with a registration under this Section 3.5, the Corporation shall take such steps as are required to register such Holder's Registrable Securities for sale on a delayed or continuous basis under Rule 415, and to keep such registration effective until all of such Holder's Registrable Securities registered thereunder are sold (but not in excess of 365 days). All expenses incurred in connection with a registration requested pursuant to this Section 3.5, including, without limitation, all registration, qualification, printing, and accounting and counsel fees, shall be paid by the Holders participating in such registration on a pro-rata basis in proportion to such participation. Notwithstanding the foregoing, the Corporation shall not be required to effect a registration under this Section 3.5 if, in the opinion of counsel for the Corporation, which counsel and opinion shall be reasonably acceptable to the Holders, such Holders may then sell all Registrable Securities proposed to be sold in the manner proposed without registration under the Securities Act.

     Section 3.6 INDEMNIFICATION. Incident to any registration statement referred to in this Article 3, and subject to applicable law, (a) the Corporation will indemnify each underwriter, each Holder of Registrable Securities so registered, and each person controlling any of them, against all claims, losses, damages and liabilities, including legal and other expenses reasonably incurred in investigating or defending against the same, arising out of any untrue statement of a material fact contained therein, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any violation by the Corporation of the Securities Act, any state securities or "blue-sky" laws or any rule or regulation thereunder in connection with such registration, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to the Corporation by such underwriter, Holder, or controlling person, respectively, expressly for use therein, and (b) with respect to such untrue statement or omission in the information furnished in writing to the Corporation by such Holder, such Holder will indemnify the underwriters, the Corporation, its directors and officers, the other Holders and each person controlling any of them against any losses, claims, damages, expenses (including legal or other expenses) or liabilities to which any of them may become subject to the same extent.

     Section 3.7 RULE 144 REQUIREMENTS. The Corporation will use its best efforts to file with the Commission such information as the Commission may require under the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, and in such event, the Corporation shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereafter in effect). The Corporation shall furnish to any Holder of Registrable Securities upon request a written statement executed by the Corporation as to the steps it has taken to comply with the current public information requirement of Rule 144 or such successor rule.

     Section 3.8 AMENDMENT OR WAIVER OF REGISTRATION RIGHTS. The registration rights provided for in this Article 3 may not be waived otherwise than by a written instrument signed by the party so waiving such rights; PROVIDED, HOWEVER, that changes in or additions to, and any consents required by this
Article 3 may be made, and compliance with any term, covenant, condition or provision set forth in this Article 3 may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) by a consent or consents in writing signed by Holders holding a majority in interest of the Registrable Securities held by the Holders and (in the case of any such waiver, change or addition) the Corporation. Any amendment or waiver effected in accordance with this Section 3.8 shall be binding upon each Holder of Registrable Securities, each transferee of a Holder under Section 3.9 and the Corporation.

     Section 3.9 TRANSFER OF RIGHTS; TERMINATION.

     (a) The rights granted to Trans Union under this Agreement may be transferred by a Holder (a) to any affiliate of a Holder or to any person or entity acquiring Registrable Securities representing ownership of, or the right to acquire, at least 100,000 shares of Common Stock (as adjusted for stock splits, stock dividends, recapitalizations or similar events), or (b) to a shareholder or partner of a Holder who receives Registrable Securities as a distribution from such Holder. Each such transferee shall be deemed to be a "Holder" for purposes of this Article 3.

     (b) Any transferee (other than a stockholder who is already a party to an agreement in form and substance similar to this Agreement) to whom rights under this Agreement are transferred shall, as a condition to such transfer, deliver to the Corporation a written instrument by which such transferee identifies itself, gives the Corporation notice of the transfer of such rights, indicates the Registrable Securities owned by it and agrees to be bound by the obligations imposed upon Trans Union under this Agreement.

     (c) A transferee to whom rights are transferred pursuant to this Section
3.9 may not again transfer such rights to any other person or entity, other than as provided in this Section 3.9.

                                   ARTICLE 4.

                                  MISCELLANEOUS

     Section 4.1 SUCCEEDING SECURITIES. In the event the Common Stock of the Corporation covered by this Agreement is converted into any other security of the Corporation or any other corporation, the terms of this Agreement shall apply with full force and effect to any such other security and the obligations of the Corporation to effect registration rights shall include such other filings, qualifications, notices and similar acts as may be necessary to enable the Holder to realize the benefits of registration rights provided by this Agreement.

     Section 4.2 WAIVERS; MODIFICATIONS IN WRITING. No failure or delay on the part of Trans Union, or any holder of rights under this Agreement, in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No amendment, modification, supplement, terminations consent or waiver of or to any provision of this Agreement, nor consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by Trans Union and the Corporation. Any waiver of any provision of this Agreement, and any consent to any departure by the Corporation from the terms of any provisions of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Corporation in any case shall entitle the Corporation to any other or further notice or demand in similar or other circumstances.

     Section 4.3 NOTICES, ETC. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing delivered to the parties at the addresses set forth below (or such other address as may be provided by one party in a notice to the other):

                  If to Trans Union:

                  Trans Union LLC
                  555 West Adams Street
                  Chicago, IL  60661
                  Attn:  General Counsel
                  Telephone:  (312) 466-7771
                  Facsimile:  (312) 466-7986

                  PRIMIS, Inc.
                  11475 Great Oaks Way, Suite 320
                  Alpharetta, GA  30022
                  Attn:  Chief Legal Officer
                  Telephone:  (770) 777-8600
                  Facsimile:  (770) 777-8922

Notice delivered in accordance with the foregoing shall be effective (i) when delivered, if delivered personally, by facsimile transmission (with receipt confirmed electronically) or by courier or overnight delivery service which regularly provides such service and regularly obtains executed receipts evidencing delivery or (ii) three (3) days after being deposited in the United States mail, certified or registered mail, return receipt requested and postage prepaid.

     Section 4.4 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

     Section 4.5 HEADINGS. Article and Section headings used in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any purpose or affect the construction of this Agreement.

     Section 4.6 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

     Section 4.7 GOVERNING LAW. The validity of this Agreement, the construction, interpretation, and enforcement thereof, and the rights of the parties thereto shall be determined under, governed by, and construed in accordance with the internal laws of the State of Georgia, without regard to principles of conflicts of law.

     Section 4.8 WAIVER OF JURY TRIAL. The Corporation hereby waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, or any other agreement or instrument contemplated hereby.

     Section 4.9 SPECIFIC PERFORMANCE. Trans Union and each other Holder shall have the right to specific performance by the Corporation of the provisions of this Agreement. The Corporation hereby irrevocably waives, to the extent that it may do so under applicable law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Corporation for specific performance of this Agreement by Trans Union or any other Holder.

     Section 4.10 SEVERABILITY OF PROVISIONS. Whenever possible this Agreement and each provision hereof shall be interpreted in such manner as to be effective, valid and enforceable under applicable law. If and to the extent that any such provision shall be held invalid and unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof, and any determination that the application of any provision hereof to any person or under any circumstance is illegal and unenforceable shall not affect the legality, validity and enforceability of such provision as it may be applied to any other person or in any other circumstance.

     Section 4.11 SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND WARRANTIES. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first hereinabove set forth.

                              PRIMIS, INC.


                              By:
                                 -----------------------------------------------
                              Name:
                              Title:


                              TRANS UNION LLC


                              By:
                                 -----------------------------------------------
                              Name:
                              Title:

                                   SCHEDULE I

                  Authorized, Issued and Outstanding Shares of
                          Capital Stock of PRIMIS, INC.

                            as of March 24, 2000(1)


AUTHORIZED SHARES:

                 Common shares                       100,000,000

                 Preferred shares                      8,000 000



ISSUED SHARES:

                 Common shares                        14,420,401

                 Preferred shares(2)

                    Series A                           1,091,242
                    Series B                             725,130

STOCK OPTIONS:                                         3,408,559

WARRANTS:                                                851,058

CONVERTIBLE DEBT(3):                                 $19,733,036


-------------------

     (1) Adjusted for a 1.8622-for-1 stock split to be effected as a stock dividend concurrently with PRIMIS, Inc.'s initial public offering.

     (2) Convertible into an aggregate of 3,411,574 shares of Common Stock based on aggregate stated values and accrued dividends as of February 29, 2000.

     (3) Convertible into an aggregate of 2,435,624 shares of Common Stock based on principal amount and accrued interest as of February 29, 2000.